SHARE EXCHANGE AGREEMENT

DATED AS OF
NOVEMBER 30th, 2010
BY AND AMONG

GLOBAL GREEN, INC.

AND

NUTRITIONAL HEALTH INSTITUTE LABORATORIES, LLC AND GLOBAL GREEN INTERNATIONAL , INC., A WHOLLY-OWNED SUBSIDIARY OF NUTRITIONAL HEALTH INSTITUTE LABORATORIES, LLC

M.G

ACQUISITION AGREEMENT

This AGREEMENT, dated as of November 30TH, 2010 (the "Agreement"), by and among Global Green, Inc., a Florida Corporation, ("GGI"), Nutritional Health Institute Laboratories, LLC, a Florida Limited Liabilities Corporation ("NHIL") ,Global Green International, Inc., a Florida Corporation ("GGII") , a wholly owned subsidiary of NHIL. HNIL is the owner of 600,000,000 shares of common stock representing 100% of the issued and outstanding shares of common stock of GGII. NHIL and GGII could be collectively called "Sellers"

WHEREAS, the Board of Directors of GGI has approved the Acquisition of 600,000,000 shares of common stock of GGII representing 100% of the issued and outstanding shares of common stock of GGII and the issuance of 683,097,847 shares of common stock of GGI, representing 93% of the issued and outstanding shares of common stock of GGI to NHIL, as being in the best interests of GGI and its stockholders.

WHEREAS, the Board of Directors of NHIL has approved the ownership transfer of 600,000,000 shares of common stock of GGII, representing 100% of the issued and outstanding shares of common stock of GGII, to GGI in exchange for the receipt of 683,097,847shares of common stock of GGI, representing 93% of the issued and outstanding shares of common stock of GGI to NHIL, as being in the best interest of NHIL and its members..

WHEREAS, GGI, and NHIL desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, this Agreement is intended to set forth the terms upon which all GGII shares will be acquired by GGI.

WHEREAS, this agreement is intended to set forth the terms upon which NHIL will own 93% of all GGI shares issued and outstanding in exchange for transferring ownership of all GGII shares to GGI.

WHEREAS, this Agreement is intended to accomplish a tax free acquisition pursuant to Section 351 of the Internal Revenue Code;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

M.G

ARTICLE I
THE CONSIDERATION

SECTION 1.01 *Consideration/Acquisition/Transfer; Effective Time*

The Acquisition shall become effective upon:

(a)the delivery by NHIL of the transaction documents sufficient to convey 100% of the issued and outstanding common stock in GGII duly executed; and:

(b) the delivery by GGI to NHIL of 683,097,847 shares of common stock of GGI, representing 93% of the issued and outstanding shares of common stock of GGI, free and clear of all liens and encumbrances.

SECTION 1.02 *Effects of the Acquisition/Transfer.*

At the Effective Time and by virtue of the closing of the Acquisition/Transfer, GGI will own 100% of the outstanding shares of GGII and NHIL will own 93 % of the outstanding shares of GGI, as follows:

The number of shares held by the existing shareholders as of the date of this transaction	: 51,415,967 (07%)
The number of shares to be issued to NHIL	: 683,097,847 (93%)
Total outstanding GGI shares (as of the Closing)	: 734,513,814(100%)

The remainder of the 3,000,000,000 shares of GGI Common Stock, authorized to be issued by the board of directors of GGI (which will be controlled by NHIL upon Closing), are as follows:

3,000,000,000 shares less 734,513,814 shares :2,265,486,186

The new Board of Directors of GGI under the control of NHIL, as the majority shareholder of GGI, will determine how the remaining un-issued authorized 2,265,486,186 shares, will be issued (i.e. to whom, how many shares, and at what unit price).

II
THE CLOSING

SECTION 2.01 *Closing.*

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VIII, and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VI are satisfied or, to the extent permitted there under, waived, at the

N.G.

office of NHIL in Clearwater in Florida or at such other time and place as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

III
REPRESENTATIONS AND WARRANTIES OF GGI

Except as set forth in the applicable section of the disclosure schedule delivered by GGI to NHIL prior to the execution of this Agreement (the "GGI Disclosure Schedule"), GGI represents and warrants to NHIL as follows:

SECTION 3.01 *Organization of GGI; Authority.*

GGI is an Entity duly organized, validly existing and in good standing under the laws of the State of Florida. GGI has all requisite corporate power and corporate authority to enter into the transaction documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the execution, delivery and performance by GGI of the transaction documents to which it is a party and the consummation of the transactions contemplated hereby and GGI has been duly authorized by all necessary corporate action on the part of GGI, including, without limitation, the approval of the board of directors of GGI. GGI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. GGI has heretofore delivered or made available to NHIL , complete and correct copies of the certificate of incorporation and by-laws of GGI, the minute books and stock transfer records of GGI, as in effect as of the date of this Agreement.

SECTION 3.02 *Capitalization.*

The only authorized capital stock of GGI consists of 3,000,000,000 shares of GGI Common Stock, of which 51,415,967 shares are outstanding on the date hereof and 100,000,000 shares of Preferred Stock, none of which has been issued or is outstanding and for which the preferences have not yet been decided by the Board. No other shares of any other class or series of GGI Common Stock, Preferred Stock or securities exercisable or convertible into or exchangeable for GGI Stock ("GGI Stock Equivalents") are authorized, issued or outstanding. There is no class or series of any other stock (preferred or common) bond, debenture, security or security equivalent, issued or authorized by GGI. The outstanding shares of GGI Common Stock have been duly authorized and validly issued and are fully paid and no assessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To GGI's knowledge, none of the outstanding shares of GGI Common Stock were issued in violation of any Law, including without limitation, federal and state securities laws. There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or exchangeable securities or other commitments or arrangements relating to

M.G.

the issuance, sale, purchase, return or redemption, and, to GGI's knowledge, voting, acquisition or transfer of any shares, whether issued or unissued, of GGI Stock. On the Closing Date, the shares of GGI Common Stock for which shares of GGII Common Stock shall be issued in the Acquisition, will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of GGI Common Stock will be validly issued, fully paid and non assessable. No GGI Stock has been registered and there are no restrictions on the sale or transfer of such Stock.

SECTION 3.03 *No Violation; Consents and Approvals.*

The execution and delivery by GGI of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of GGI (b) any Law applicable to GGI or the property or assets of GGI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of GGI under any contract to which GGI is a party or by which GGI or any assets of GGI may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in Section 3.04 of the GGI Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on GGI. No Governmental Approval is required to be obtained or made by or with respect to GGI in connection with the execution and delivery of this Agreement or the consummation by GGI of the transactions contemplated hereby.

SECTION 3.04 *Litigation; Compliance with Laws.*

There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of GGI, threatened against, relating to or affecting GGI, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of GGI in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against GGI, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of GGI in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

GGI has complied and is in compliance in all material respects with all laws applicable to GGI, its business or its assets. Neither GGI has received notice from any Governmental Entity or other Person of any material violation of law applicable to GGI, its business or assets. GGI has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to GGI, its business or their assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of GGI, threatened to revoke or limit any such license.

M.G. A

SECTION 3.05 *Financial Disclosure.*

There are no liens, mortgages, encumbrances, taxes due or claims of any kind (collectively "encumbrances") as to the assets of GGI, all of which are free and clear of any such encumbrances.

SECTION 3.06 *Financial Statements.*

GGI have provided financial statements complete and true and accurate in all respects, disclosing all liabilities, and assets of GGI. Additionally, GGI shall have provided to Sellers all books and records sufficient to produce financial statements and accounting in accordance with federal income tax accounting consistently applied, complete and true and accurate in all respects, disclosing all liabilities, income, expenses and assets of GGI.

IV
REPRESENTATIONS AND WARRANTIES OF NHIL and GGII

SECTION 4.01 *Organization of GGII; Authority.*

GGII is a Corporation duly organized, validly existing and in good standing under the laws of the State of Florida. GGII is duly qualified or licensed to do business as a foreign Entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, have a material adverse effect. GGII has heretofore delivered or made available to GGI complete and correct copies of the certificate of incorporation and Bylaws of GGII, the minute books, and stock records of GGII as in effect as of the date of this Agreement.

SECTION 4.02 *Representations and Warranties*

Except as set forth in the applicable section of the disclosure schedule delivered by Sellers to GGI prior to the execution of this Agreement (the "Sellers Disclosure Schedule"), Sellers represent and warrant to GGI as follows:

Sellers represent there are no outstanding: (i) securities convertible into or exchangeable for shares of any type in GGII; or (ii) options, warrants or other rights to purchase or subscribe for shares in GGII; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any equity ownership in GGII or, any convertible or exchangeable securities or any options, warrants or rights, of any type or kind. There is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from GGII, or any interest holder of GGII, any ownership shares in GGII, and there is no outstanding right or security of any kind convertible into such ownership interest.

M.G.

SECTION 4.03 *No Violation; Consents and Approvals.*

The execution and delivery by Sellers of the transaction documents does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) any laws applicable to Sellers or the property or assets of Sellers or GGII, or (b) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of GGII under any contracts to which GGII is a party or by which GGII or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect as to GGII. No Governmental Approval is required to be obtained or made by or with respect to Sellers or GGII in connection with the execution and delivery of this Agreement or the consummation by Sellers of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an material adverse effect on GGII.

SECTION 4.04 *Litigation; Compliance with Laws.*

(a) There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Sellers, threatened against, relating to or affecting GGII, its business, its assets, or any employee, officer, director, stockholder, or independent contractor of GGII in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against GGII, its business, its assets, or any employee, officer, director, interest holder , or independent contractor of GGII in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

Sellers and GGII have complied and are in compliance in all material respects with all laws applicable to GGII, its business or its assets. Sellers have not received notice from any Governmental Entity or other Person of any material violation of law applicable to GGII, its business or its assets. GGII has obtained and holds all required licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets. No violations are or have been recorded in respect of any such license and no proceeding is pending, or, to the knowledge of Sellers threatened to revoke or limit any such License.

SECTION 4.05 *Financial Statements.*

Sellers have provided financial statements complete and true and accurate in all respects, disclosing all liabilities, and assets of GGII. Additionally, Sellers shall have provided to GGI all books and records sufficient to produce financial statements and accounting in accordance with federal income tax accounting consistently applied, complete and true and accurate in all respects, disclosing all liabilities, income, expenses and assets of GGII.

M.a. K

ARTICLE V
ADDITIONAL AGREEMENTS

SECTION 5.01 *Access to Information.*

From the date hereof until the Effective Time or the earlier termination of this Agreement, GGII and GGI shall give the other party and its respective counsel, accountants, representatives and agents, full access, upon reasonable notice and during normal business hours, to such party's facilities and the financial, legal, accounting and other representatives of such party with knowledge of the business and the assets of such party and each party, upon reasonable notice, shall be furnished all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries and its respective counsel, accountants, representatives and agents, may reasonably request. No investigation pursuant to this Section 5.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party. In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made. Each party shall maintain the confidentiality of all proprietary information which is disclosed by the other party and may not use or disclose such information, except for the purposes set forth in this Section 5.01. This obligation of non disclosure and non use shall be binding on the party's and their representatives, employees, agents, officers, directors, counsel, accountants and representatives for which such party shall be liable.

SECTION 5.02 *No Shop; Acquisition Proposals.*

From the date hereof until the Effective Time or the earlier termination of this Agreement, neither Sellers nor GGI shall, nor shall they authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of a party, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the party' board of directors or special committee, as the case may be, to its stockholders under applicable law). Sellers shall promptly advise GGI

M.G

and GGI shall promptly advise Sellers, as the case may be, orally and in writing of any such inquiries or proposals and of any developments or changes regarding such inquiries or proposals. Sellers and GGI shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons, other than each other. GGII and GGI agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which GGII or GGI is a party.

SECTION 5.03 Legal Conditions to Acquisition; Reasonable Efforts.

Sellers, GGII and GGI shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Acquisition. Sellers, and GGI will, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Sellers, , or GGI in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement.

SECTION 5.04 Tax Matters.

(a) Notwithstanding that it is the express intention of the parties hereto that this acquisition shall constitute a tax free acquisition pursuant to Internal Revenue Code 351 no representation is made that this is a non-taxable transaction.

ARTICLE VI
CONDITIONS OF THE ACQUISITION

SECTION 6.01 Conditions to Each Party's Obligation to Effect the Acquisition.

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a) No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 6.02 Additional Conditions.

The obligations of NHIL and GGI to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived:

MG A

(a) *Representations and Warranties.* The representations and warranties set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.
(b) *Performance of Obligations.* Sellers and GGI shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.
(c) *No Material Adverse Change.* From the date hereof through and including the Effective Time, no event shall have occurred which would have a material adverse effect on GGII or GGI.
(d) *Third Party Consents.* Sellers and GGI shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.
(e) *No Governmental Order or Other Proceeding or Litigation.* No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(f) *Deliveries.* At the Closing, Sellers and GGI shall have delivered to the other party or such party shall have otherwise obtained:

(i) *Indebtedness.* All outstanding Indebtedness of GGII and GGI, if any, shall have been fully disclosed or re-negotiated in substance reasonably satisfactory to the other party;

(ii) *Books & Records.* All books, records, including evidence of ownership of Salmonella vaccine bio-technologies and related pending patents and financial information, whatsoever, of GGII shall be delivered at closing to GGI; and

(iii) *Title Data and* Leases. Each party shall provide all of the title data, leases, contracts, conveyances to the other party.

(iv) Appointment. At the Closing, GGI shall have approved the appointment of ________________________ to the Board of Directors of GGI.

ARTICLE VII
TERMINATION

SECTION 7.01 *Termination.*

This Agreement may be terminated at any time prior to the Effective Time, by GGI or Sellers as set forth below:

M.G.

(A) By mutual consent of the parties;

(B) By GGI, upon written notice to Sellers, if:

(1) any condition to the obligation of GGI to close contained in Article VI hereof has not been satisfied at least 10 days after date hereof (the "End Date") (unless such failure is the result of GGI' breach of any of its representations, warranties, covenants or agreements contained herein), or

(2) if the GGI stockholders do not approve the Acquisition.

(C) By Sellers upon written notice to GGI,

(1) if any condition to the obligation of Sellers to close contained in Article VI hereof has not been satisfied by the End Date (unless such failure is the result of Sellers breach of any of its representations, warranties, covenants or agreements contained herein); or

(2) the GGII stockholders do not approve the Acquisition and Transfer.

(D) By GGI if the board of directors of GGI determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the GGI board of directors to the GGI stockholders under applicable law.

ARTICLE VIII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

The representations and warranties of the parties set forth in this Agreement shall survive the Closing.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01 *Notices.*

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered on a business day, during normal business hours, personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

M.G. A

If to GGI to: Global Green, Inc.

10107 CLEGHON DR.
SAN ANTONIO, FL.
Attention: SABURO OTO
Fax #: 813-837-1135

If to Sellers to: Nutritional Health Institute Laboratories, LLC
2820 REMINGTON GREEN CIRCLE
TALLAHASSEE FL 32308
Attention: Dr. GHAZVINI
Fax #: 850-942-6680

or such other address or number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 9.02 *Amendment; Waiver.*

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 9.03 *Successors and Assigns.*

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 9.04 *Governing Law.*

This Agreement shall be construed in accordance with and governed by the law of the State of Florida without regard to principles of conflict of laws.

SECTION 9.05 *Waiver of Jury Trial.*

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 9.06 *Consent to Jurisdiction.*

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Florida or any federal court sitting in Florida for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts). Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the

MG. A

State of Florida and on the individuals designated in Section 9.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 9.07 *Counterparts; Effectiveness.*

Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 9.08 *Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.*

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 9.09 *Headings.*

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 9.10 *No Strict Construction.*

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 9.11 *Severability.*

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

[SIGNATURE PAGE FOLLOWS.]

MLa A

IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be duly executed as of the day and year first above written.

GLOBAL GREEN, INC.

By: [signature]
Name: SABURO OTO
Title: DIRECTOR & SECRETARY

Nutritional Health Institute Laboratories, LLC

By: [signature]
Name: MEHRAN GHAZVINI
Title: CEO

Global Green International, Inc.

By: [signature]
Name: MEHRAN GHAZVINI
Title: CEO

MG [initials]

GGI DISCLOSURE SCHEDULE

1. A certified copy of the Article of Incorporation for Global Green, Inc. issued by State of Florida.

2. A certified copy of the good standing for Global Green, Inc. issued by State of Florida.

3. A copy of the Article of Amendment for Global Green, Inc. filed with State of Florida in regard with its authorized number of shares 3,000,000,000.

4. Letter indicating assurance of no business activities of Global Green, Inc. from it inception date(July 12, 2004) to the closing date of this Share Exchange Agreement except required executions of various filings with State of Florida and also indicating no assets and liabilities on books of Global Green, Inc.

M.G. A